UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Spotify Technology S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)	98-1097620 (IRS Employer Identification No.)

42-44, avenue de la Gare L-1610 Luxembourg Grand Duchy of Luxembourg (Address of Principal Executive Offices)	N/A (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Ordinary shares, nominal value of €0.000625 per share	Name of each exchange on which each class is to be registered The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-223300.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the ordinary shares, nominal value of €0.000625 per share, of Spotify Technology S.A. (the “Company”) as included under the caption “Description of Share Capital and Articles of Association” in the Prospectus forming a part of the Company’s Registration Statement on Form F-1 originally filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2018 (File No. 333-223300) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of March, 2018.

Date: March 21, 2018	SPOTIFY TECHNOLOGY S.A.

	By:	/s/ Barry McCarthy
	Name:	Barry McCarthy
	Title:	Chief Financial Officer